UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2018, the Company completed its previously announced exchange offer (the “Exchange Offer”) and consent solicitation related to the Company’s 10.000% Senior Secured Second Lien Notes due 2019 (the “Existing Notes”) and the Company’s 10.000% Senior Secured Notes due 2019 (the “Stub Notes” and, together with the Existing Notes, the “Notes”).

Pursuant to the Exchange Offer, in exchange for $78,037,389 in aggregate principal amount of Existing Notes, plus accrued and unpaid interest from and including January 15, 2018 thereon, representing approximately 91.8% of the outstanding aggregate principal amount of the Existing Notes, validly tendered and accepted for exchange in the Exchange Offer, and $7,000 in aggregate principal amount of Stub Notes, plus accrued and unpaid interest from and including January 15, 2018 thereon, representing less than 1% of the outstanding aggregate principal amount of the Stub Notes, validly tendered and accepted for exchange in the Exchange Offer, the Company issued (i) 812,321 newly issued shares (the “New Common Shares”) of the Company’s common stock (the “Common Stock”), (ii) 31,669 newly issued shares of the Company’s Series A perpetual convertible preferred stock (the “Series A Preferred Shares”), (iii) 855,195 newly issued shares of the Company’s Series B convertible preferred stock (the “Series B Preferred Shares”), which is mandatorily convertible, subject to certain conditions, and (iv) 8,286,061 newly issued warrants (the “Series C Warrants”) to purchase 8,286,061 shares of Common Stock.

Concurrently with the Exchange Offer, the Company solicited consents related to the adoption of proposed amendments to each of the indenture governing the Existing Notes and the indenture governing the Stub Notes, in each case, together with the related security and collateral agreements relating to the Notes, each as described in the Memorandum. Holders of approximately 91.8% of the principal amount of Existing Notes delivered their consents for the Company to adopt the proposed amendments to the indenture governing the Existing Notes, and to effect the proposed collateral release.

Following the irrevocable receipt of the requisite consents, on January 26, 2018, the Company entered into a first supplemental indenture to the indenture governing the Existing Notes and a first amendment to the security agreement relating to the Existing Notes to effect the proposed amendments and collateral release.

Supplemental Indenture

Upon receipt of the requisite consents in the consent solicitation, the Company, the guarantors under the Existing Indenture (as defined below) and Wilmington Savings Fund Society, FSB, as Trustee and Noteholder Collateral Agent, executed a first supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Existing Notes (the “Existing Indenture”). The Supplemental Indenture removes substantially all restrictive covenants and certain event of default provisions under the Existing Indenture. In addition, the Security Documents (as defined in the Existing Indenture) were amended to effectuate the release of the collateral securing the obligations under the Existing Notes of the Company and the guarantors of the Existing Notes. The description of the Supplemental Indenture contained herein is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Security Agreement Amendment

Upon receipt of the requisite consents in the consent solicitation, the Company, the guarantors under the Existing Indenture and Wilmington Savings Fund Society, FSB, as Noteholder Collateral Agent, executed an amendment to the security agreement (the “Security Agreement Amendment”) governing the liens securing the Existing Notes. The Security Agreement Amendment effectuates the release of the collateral securing the obligations of the Company and the guarantors of the Existing Notes. The description of the Security Agreement Amendment contained herein is qualified in its entirety by reference to the Security Agreement Amendment filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

Registration Rights Agreement

On January 29, 2018, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain Holders who tendered Existing Notes in the Exchange Offer (the “RRA Holders”). The Registration Rights Agreement requires that the Company use its commercially reasonable efforts to prepare and file a shelf registration statement registering the offering and sale on a delayed or continuous basis of all Common Stock, including Common Stock issued upon conversion of the Preferred Shares or exercise of the Series C Warrants issued in connection with the Exchange Offer to holders of 2.5% or more of the Company’s outstanding Common Stock (the “Registrable Securities”), and to keep such shelf registration statement effective until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the shelf registration statement, (ii) the date on which the Registration Rights Agreement terminates and (iii) such shorter period as the RRA Holders of at least 75% of Registrable Securities outstanding with respect to the shelf registration shall agree.

Pursuant to the Registration Rights Agreement, the RRA Holders have customary underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Pursuant to such rights, individual RRA Holders have the right to demand the Company to effectuate the distribution of any or all of their Registrable Securities by means of an underwritten offering pursuant to the shelf registration statement if the gross proceeds to such holder are expected to be at least $25 million and to include a specified number of their Registrable Securities in an underwritten offering by the Company. These rights are subject to certain conditions and limitations, including certain rights to limit the number of shares to be included in an underwritten offering and the Company’s right to delay or withdraw a registration statement or an offer and sale of Registrable Securities pursuant to such registration statement (including underwritten offerings) under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

The summary of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Warrant Agreement

On January 29, 2018, the Company entered into a warrant agreement (the “Warrant Agreement”) with Continental Stock Transfer and Trust Company, as warrant agent. In connection with the consummation of the Exchange Offer and pursuant to the Warrant Agreement, the Company issued 8,286,061 Series C Warrants. The Series C Warrants give the holder the right to purchase up to an aggregate of 8,286,061 shares of Common Stock at an initial exercise price of $0.0001 per share (the “Exercise Price”), subject to adjustment pursuant to customary anti-dilution provisions. Following receipt of shareholder approval, the Series C Warrants may generally be exercised at any time and from time to time.

Until such time as the Series C Warrants and the shares of Common Stock issuable upon exercise of the Series C Warrants are registered under the Securities Act of 1933, they will be subject to restrictions on transfer.

The summary of the Warrant Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Warrant Agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the New Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Warrants is incorporated into this Item 3.02 by reference.

New Common Shares

On January 29, 2018 (the “Settlement Date), the Company issued 812,321 New Common Shares in connection with the consummation of the Exchange Offer in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Series A Preferred Shares

On the Settlement Date, the Company issued 31,669 Series A Preferred Shares in connection with the consummation of the Exchange Offer in a private placement exempt from registration under the Securities Act.

Pursuant to the Certificate of Designations for the Series A Preferred Shares, each Series A Preferred Share gives the holder thereof the right to convert Series A Preferred Shares into shares of Common Stock at any time after the third anniversary of the Settlement Date, subject to certain exceptions, including receipt of shareholder approval and a limitation on the ability of certain holders to convert Series A Preferred Shares if it would cause such holder to beneficially own in excess of 9.99% of the outstanding Common Stock. The Series A Preferred Shares have an initial conversion rate (the “Series A Conversion Rate”) of 3,271.4653 shares of Common Stock per Series A Preferred Share, subject to customary anti-dilution adjustments. Based on the initial Series A Conversion Rate, approximately 103,702,178 shares of Common Stock would be issuable upon conversion of all of the outstanding Series A Preferred Shares.

The annual dividend on each Series A Preferred Share is 8.0% and is payable quarterly, in arrears, on each January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2018. No dividends will accrue or accumulate prior to January 29, 2018. If the Company’s free cash flow for the twelve-month period ending on the fifteenth day prior to each dividend period is $15 million or less, then the Company will pay dividends on the Series A Preferred Shares by increasing the amount of Series A Preferred Shares held in book entry form or, in the case of certificated Series A Preferred Shares, issuing new certificated Series A Preferred Shares, in each case, in an amount equal to such dividend. Except as provided in the previous sentence, the Company will pay dividends in cash.

Except as required by law or the Company’s Third Amended and Restated Certificate of Incorporation, as amended, holders of the Series A Preferred Shares will have no voting rights, except for the right to consent to the Company’s creation, authorization or issuance of any class or series of stock senior to the Series A Preferred Shares (or any security convertible into stock senior to the Series A Preferred Shares) or stock on parity with the Series A Preferred Shares (or any security convertible into stock on parity with the Series A Preferred Shares), and amendments to the Company’s constituent documents that would adversely affect the rights, preferences, privileges or voting rights of the holders of the Series A Preferred Shares.

Upon a change of control and subject to certain exceptions, the Company may cause all outstanding Series A Preferred Shares to be converted into Common Stock at the then-prevailing Series A Conversion Rate, subject to certain exceptions, including receipt of shareholder approval, and limitations, including a limitation on the ability of the Company to convert a Series A Preferred Share if it would cause a holder thereof to beneficially own in excess of 9.99% of the outstanding Common Stock.

At any time following the Settlement Date, the Company may redeem each Series A Preferred Share at a price equal to $1,000 per Series A Preferred Share, subject to certain adjustments, plus accumulated and unpaid dividends on such share to, but excluding the redemption date.

Series B Preferred Shares

On the Settlement Date, the Company issued 855,195 Series B Preferred Shares in connection with the consummation of the Exchange Offer in a private placement exempt from registration under the Securities Act.

Pursuant to the Certificate of Designations for the Series B Preferred Shares, each Series B Preferred Share is mandatorily convertible by the Company at any time after the third anniversary of the Settlement Date, subject to certain exceptions, including receipt of shareholder approval. The Series B Preferred Shares have an initial conversion rate (the “Series B Conversion Rate”) of 21.7378 shares of Common Stock per Series B Preferred Share, subject to customary anti-dilution adjustments. Holders of Series B Preferred Shares have the right to elect to receive Series C Warrants in lieu of shares of Common Stock upon the mandatory conversion of the Series B Preferred Shares to the extent such conversion would cause such holder to hold 10% or more of the Company’s Common Stock. Based on the initial Series B Conversion Rate, approximately 18,590,057 shares of Common Stock would be issuable upon conversion of all of the outstanding Series B Preferred Shares.

Except as required by law or the Company’s Third Amended and Restated Certificate of Incorporation, as amended, holders of the Series B Preferred Shares will have no voting rights, except for the right to consent to the Company’s creation, authorization or issuance of any class or series of stock senior to the Series B Preferred Shares, other than the Series A Preferred Shares, (or any security convertible into stock senior to the Series B Preferred Shares, other than the Series A Preferred Shares) or stock on parity with the Series B Preferred Shares (or any security convertible into stock on parity with the Series B Preferred Shares), and amendments to the Company’s constituent documents that would adversely affect the rights, preferences, privileges or voting rights of the holders of the Series B Preferred Shares.

If the Company declares a dividend or distribution of any cash or other assets or property to all holders of Common Stock while any Series B Preferred Shares are outstanding, subject to certain exceptions, the Holders shall be entitled to receive, upon the conversion of the Series B Preferred Shares into shares of Common Stock, the cash or other assets or property to which they would have been entitled had the Series B Preferred Shares been converted on the record date for such dividend or distribution.

Series C Warrants

On the Settlement Date, the Company issued 8,286,061 Series C Warrants in connection with the consummation of the Exchange Offer in a private placement exempt from registration under the Securities Act.

Pursuant to the Warrant Agreement, each Series C Warrant gives the holder thereof the right to purchase one share of Common Stock, subject to certain exceptions, including receipt of shareholder approval and a limitation on the ability of certain holders to exercise a Series C Warrant if it would cause such holder to beneficially own in excess of 9.99% of the outstanding Common Stock. The Series C Warrants have an initial exercise price of $0.0001 per share of Common Stock, subject to customary anti-dilution provisions. Upon a change of control or redemption of all of the outstanding Series A Preferred Shares by the Company, the Company may cause each Series C Warrant to be exercised, subject to certain exceptions (including receipt of shareholder approval), and limitations (including a limitation on the ability of the Company to cause each Series C Warrant to be exercised if it would cause the holder thereof to beneficially own in excess of 9.99% of the outstanding Common Stock).

Each beneficial owner of a Series C Warrant shall be entitled to any dividend, whether payable in cash, in kind or other property, that would be distributed to such beneficial owner if such beneficial owner’s Series C Warrants had been converted in full into shares of Common Stock immediately prior to the close of business on the record date for the determination of the stockholders entitled to receive such dividend.

The New Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Warrants collectively represent 92.76% of the currently outstanding shares (approximately 131,292,475 shares) of Common Stock, on a fully diluted basis as of the Settlement Date.

The New Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Warrants were issued only to holders (1) who are (x) “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, or (y) “accredited investors” as defined in Regulation D (“Regulation D”) of the Securities Act, in each case, in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Regulation D and (2) outside the United States, who are not “U.S. persons,” as defined in Regulation S (“Regulation S”) under the Securities Act, in offshore transactions in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S. The Company will not receive any cash proceeds in the Exchange Offer or from the issuance of the New Common Shares, Series A Preferred Shares, Series B Preferred Shares or Series C Warrants.

This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The New Common Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Warrants have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 1.01 regarding the Supplemental Indenture and Security Agreement Amendment is incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On the Settlement Date, the Company entered into amendments to the existing employment agreements with Jeff Hastings, Brian Beatty, Brent Whiteley, Mike Scott, Darin Silvernagle, and Ryan Abney.

Each amended employment agreement extends the term of such respective employment agreement until December 31, 2020, with subsequent automatic annual renewals for one year terms unless notice to terminate is provided at least 90 days prior to the expiration of any such term (the “Term”).

The amended employment agreements provide for initial base salaries as follows: Mr. Hastings ($552,780), Mr. Beatty ($552,780), Mr. Whiteley ($403,410), Mr. Scott ($300,600), Mr. Silvernagle ($262,800) and Mr. Abney ($193,500). For any calendar year during the Term in which the prior calendar year’s Free Cash Flow (as defined in the amended employment agreements) equals or exceeds $15 million, the amended employment agreements provide for base salaries as follows: Mr. Hastings ($664,198), Mr. Beatty ($664,198), Mr. Whiteley ($448,231), Mr. Scott ($333,716), Mr. Silvernagle ($291,818) and Mr. Abney ($215,000).

The amended employment agreements provide for participation in the Company’s management incentive programs or arrangements, including (i) an annual cash performance bonus with (1) an annual target amount of 35% of base salary and a guaranteed annual cash performance bonus of at least 17.5% and as much as 52.5% of base salary for Messrs. Hastings and Beatty, and (2) an annual target amount of 30% of base salary and a guaranteed annual cash performance bonus of at least 15% and as much as 45% of base salary for Messrs. Whiteley, Scott, Silvernagle and Abney, in each case, if certain executive goals are achieved, applied to twelve (12) times such executive’s highest paid monthly base salary within the applicable calendar year, and (ii) participation in (a) the Company’s 2018 Long Term Incentive Plan and (b) the Company’s Management Incentive Program, in each case (a) and (b) as described in the Key Revisions to Management Compensation Arrangements term sheet (the “Executive Compensation Term Sheet”) attached to the Restructuring Support Agreement dated as of December 19, 2017, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 20, 2017.

Notwithstanding the paragraph above, for any calendar year during the Term in which the prior calendar year’s Free Cash Flow (as defined in the Amended Employment Agreements) exceeds or equals $15 million, the amended employment agreements provide for (i) an annual cash performance bonus with (1) an annual target amount of 100% of base salary and a guaranteed annual cash performance bonus of at least 50% and as much as 150% of base salary for Messrs. Hastings and Beatty, (2) an annual target amount of 80% of base salary and a guaranteed annual cash performance bonus of at least 40% and as much as 120% of base salary for Mr. Whiteley, (3) an annual target amount of 50% of base salary and a guaranteed annual cash performance bonus of at least 25% and as much as 75% of base salary for Mr. Scott, (4) an annual target amount of 40% of base salary and a guaranteed annual cash performance bonus of at least 20% and as much as 60% of base salary for Mr. Silvernagle and (5) an annual target amount of 35% of base salary and a guaranteed annual cash performance bonus of at least 17.5% and as much as 52.5% of base salary for Mr. Abney, in each case, if certain executive goals are achieved, applied to twelve times such executive’s highest paid monthly base salary within the applicable calendar year.

The amended employment agreements provide that the annual cash performance bonus for the Company’s 2017 fiscal year will be as follows: Mr. Hastings ($555,000), Mr. Beatty ($555,000), Mr. Whiteley ($300,000), Mr. Scott ($140,000), Mr. Silvernagle ($95,000) and Mr. Abney ($63,000).

Each amended employment agreements eliminates certain non-competition obligations of the executive party thereto if the Company elects not to renew the Term at the expiration of the then current Term.

Except as specifically modified by the amended employment agreements, the underlying employment agreements remain in full force and effect in accordance with all of the terms and conditions thereof.

Additionally, each executive is eligible for awards under the 2018 Plan (as defined below). The Executive Compensation Term Sheet provides that the target aggregate value of the awards under the 2018 Plan (as a percentage of the executive’s annual base salary) to be granted to each executive for any calendar year are as follows: Mr. Hastings (60%), Mr. Beatty (60%), Mr. Whiteley (40%), Mr. Scott (35%), Mr. Silvernagle (14%) and Mr. Abney (12%). For any calendar year during the Term in which the prior calendar year’s Free Cash Flow (as defined in the 2018 Plan) equals or exceeds $15 million, the Executive Compensation Term Sheet provides that the target aggregate value of the awards under the 2018 Plan (as a percentage of the executive’s annual base salary) to be granted to each executive for such calendar year are as follows: Mr. Hastings (20%), Mr. Beatty (20%), Mr. Whiteley (13%), Mr. Scott (11%), Mr. Silvernagle (4.6%) and Mr. Abney (3.9%).

The summary of the amended employment agreements set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the text of the Form of Employment Agreement Amendment, a copy of which is being filed as Exhibit 10.4 hereto and is incorporated herein by reference.

2018 Long Term Incentive Plan

On January 26, 2018 the Board of Directors of the Company approved and adopted, subject to effectiveness, the Company’s Long Term Incentive Plan (the “2018 Plan”), the administration of which has been delegated by the Board of Directors to the Compensation Committee of the Board of Directors (the “Compensation Committee”). On January 26, 2018, the Company received written consents from the holders of a majority of the shares of Common Stock then outstanding (the “Consenting Stockholders”) approving and adopting, subject to effectiveness, the 2018 Plan. The 2018 Plan was approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law and Section 2.12 of the Company’s bylaws, which permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of stock required to approve the action at a meeting at which all shares entitled to vote were present and voted. Pursuant to rules adopted by the Securities and Exchange Commission (the “Commission”), an Information Statement on Schedule 14C has been filed with the Commission and will be sent to stockholders who did not execute the written consent approving the 2018 Plan. The 2018 Plan will become effective twenty calendar days following the date that the definitive Information Statement is sent.

Purpose

The purpose of the 2018 Plan is to provide a means through which the Company and its subsidiaries may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation.

Eligibility

The Company’s directors, officers, employees, consultants and advisors and those of the Company’s subsidiaries, will be eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between the Company and each participant will evidence the terms of each award granted under the 2018 Plan other than any cash-based award.

Shares Subject to the 2018 Plan; Award Limitations

Subject to adjustment to reflect certain corporate transactions or changes in the Company’s capital structure, the shares that may be issued pursuant to awards will be the Company’s Common Stock subject to the following limitations: an aggregate of 19,500,000 shares of Common Stock may be issued under the 2018 Plan, which includes 17,261,500 shares of Common Stock that may be issued in respect of MIP Awards (as defined below), which is equal to ten percent (10%) of the aggregate number of shares of Common Stock outstanding on a fully diluted basis after giving effect to dilution from full conversion of the Preferred Shares and full exercise of the Series C Warrants (the “MIP Reserve”). No more than 100,000 shares of Common Stock may be granted in respect of incentive stock options under the 2018 Plan to any single participant during any single calendar year; and no more than 50,000 shares of Common Stock may be granted in respect of MIP Awards to any single participant who is a non-employee director for a single calendar year.

Administration

The Compensation Committee will administer the 2018 Plan. Among other responsibilities, the Compensation Committee will select participants and determine the type of awards to be granted to participants, the number of shares of Common Stock to be covered by awards and the terms and conditions of awards (including exercise price, methods of payment and vesting schedules), may accelerate the vesting or exercisability of, or the lapse of restrictions on, awards, and may make any other determination and take any other action that it deems necessary or desirable to administer the 2018 Plan.

Amendment or Termination

The 2018 Plan will terminate on the tenth anniversary of the earlier of its adoption by the Board of Directors of the Company or approval by the Company’s stockholders, unless terminated earlier by the Board of Directors of the Company. No awards will be granted under the 2018 Plan after that date, but awards granted prior to that date may continue beyond such date, subject to the terms and conditions of the 2018 Plan. The Board of Directors of the Company may amend or terminate the 2018 Plan (or any portion thereof) at any time. Subject to the terms of the award agreement, the Compensation Committee may amend or terminate any award granted under the 2018 Plan. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. If any amendment or termination of the 2018 Plan or award would materially and adversely affect the rights of any participant, such amendment or termination will not become effective unless the affected participant consents.

Options

The Compensation Committee may, in its discretion, grant incentive stock options and nonqualified stock options to participants. All options granted under the 2018 Plan will be nonqualified stock options unless the award agreement states that the option is an incentive stock option. Directors, officers, employees, consultants and advisors may be granted nonqualified stock options, but only employees may be granted incentive stock options. The Compensation Committee will determine the exercise price of options granted under the 2018 Plan. Subject to certain exceptions, the exercise price of an incentive or nonqualified stock option shall be at least 100% (and in the case of an incentive stock option granted to a more than 10% stockholder, 110%) of the fair market value of the Common Stock subject to the option on the date the option is granted. The Compensation Committee will determine, in its sole discretion, the terms of each option. Options may not be exercisable for more than ten years from the date they are granted (five years in the case of an incentive stock option granted to a more than 10% stockholder).

Acceptable consideration for the purchase of the Company’s Common Stock issued upon the exercise of a stock option will include cash, check, cash equivalent and/or shares of the Company’s Common Stock (or attestation thereof), and the Compensation Committee may permit other forms of consideration, including (1) a broker-assisted cashless exercise or (2) a reduction of the number of shares deliverable upon exercise. Any fractional amounts will be settled in cash.

Unless otherwise determined by the Compensation Committee in the award agreement or otherwise, unvested options will terminate upon the termination of employment or service of a participant and vested options will remain exercisable for one year following the participant’s termination of employment or service by reason of the participant’s death or disability and ninety days after the participant’s termination for any other reason other than for cause (as defined in the 2018 Plan). Vested options also will terminate upon the participant’s termination for cause.

Stock Appreciation Rights/SARs

The Compensation Committee may, in its discretion, grant SARs to participants. Generally, SARs permit a participant to exercise the right and receive a payment equal to the value of the Company’s Common Stock’s appreciation over a period of time in excess of the fair market value of a share of the Company’s Common Stock on the date of grant of the SAR. SARs may be granted alone or in tandem with options and may be settled in cash, stock or a combination thereof. If a SAR is granted in tandem with an option, the SAR will become exercisable and will expire according to the same vesting schedule and expiration provisions as such option. A SAR granted independent of an option will become exercisable and will expire in such manner and on such date(s) as determined by the Compensation Committee. The Compensation Committee will determine, in its sole discretion, the terms of each SAR.

Unless otherwise determined by the Compensation Committee in the award agreement or otherwise, unvested SARs will terminate upon the termination of employment or service of a participant and vested SARs will remain exercisable for one year following the participant’s termination of employment or service by reason of the participant’s death or disability and ninety days after the participant’s termination for any other reason other than for cause. Vested SARs also will terminate upon the participant’s termination for cause.

Restricted Stock and Restricted Stock Unit Awards

The Compensation Committee may, in its discretion, grant restricted stock and/or restricted stock units (a hypothetical account that is paid in the form of shares of Common Stock or cash or a combination of both) to participants. The Compensation Committee will determine, in its sole discretion, the terms of each restricted stock and restricted stock unit award. Subject to the terms of the award, the recipients of restricted stock generally will have the rights and privileges of a stockholder with respect to the restricted stock, including the right to vote the stock. Dividends, if any, that may have been withheld by the Compensation Committee and attributable to any particular share of restricted stock will be distributed to the participant in cash or shares of Common Stock upon the release of the restrictions applicable to such award. If a restricted stock award is forfeited, the participant will have no right to such dividends unless otherwise provided in the award agreement.

Upon the grant of a restricted stock award, the shares underlying the award will be registered in the name of the participant. Unless otherwise provided by the Compensation Committee in an award agreement or otherwise, restricted stock units will generally be settled in shares of Common Stock. However, the Compensation Committee will have discretion to pay restricted stock units, upon settlement, in cash, shares of Common Stock or a combination thereof.

Other Stock-Based Awards

The Compensation Committee, in its discretion, may award unrestricted shares of Common Stock, or other awards denominated in Common Stock, to participants either alone or in tandem with other awards. The Compensation Committee will determine, in its sole discretion, the terms of each other stock-based award.

Cash-Based Awards

The Compensation Committee may award cash-based awards that are denominated or payable in cash to participants, either alone or in tandem with other awards. The Compensation Committee will determine, in its sole discretion, the terms of each other cash-based award.

MIP Awards

The Compensation Committee shall make grants of restricted stock units consistent with the relevant terms of the Restructuring Support Agreement covering shares of Common Stock subject to the MIP Reserve and to the following terms (“MIP Awards”):

Sixty percent (60%) of the MIP Reserve shall be granted pursuant to MIP Awards to members of the Company’s senior management promptly following the consummation of the Exchange Offer (“Initial MIP Awards”). The remaining 40% of the MIP Reserve shall be allocated to MIP Awards based on the recommendation of the Company’s chief executive officer, subject to the approval of the Compensation Committee (the “Reserved MIP Awards”).

Subject to a participant’s continuing employment on the applicable vesting date, the Initial MIP Awards shall vest as follows: (i) 25% of each Initial MIP Award shall vest on the 18-month anniversary of the consummation of the Exchange Offer, (ii) 25% of each Initial MIP Award shall vest on the second anniversary of the consummation of the Exchange Offer and (iii) the remaining 50% of each Initial MIP Award shall vest on the third anniversary of the consummation of the Exchange Offer.

Subject to a participant’s continuing employment on the applicable vesting date, the Reserved MIP Awards shall become vested in accordance with vesting criteria established by the Compensation Committee; provided, that, the Reserved MIP Awards shall become fully vested no later than December 31, 2021.

In addition to the time-based vesting of MIP Awards, and subject to a participant’s continuing employment on the applicable vesting event, 100% of a participant’s MIP Awards will vest in full on the earliest to occur of: (i) the participant’s attainment of age 64, (ii) December 31, 2020, if the participant’s Employment Agreement is not renewed, and (iii) the termination of the participant’s employment for any reason other than (A) a termination for Cause (as defined in the applicable executive’s Employment Agreement) or (B) a termination by such Executive without Good Reason (as defined in the applicable executive’s Employment Agreement).

MIP Awards shall be settled in shares of Common Stock promptly upon the applicable vesting date(s) and/or vesting events by issuing one share of Common Stock in settlement for each restricted stock unit, notwithstanding the foregoing, Reserved MIP Awards shall be settled on the payroll date following January 1 of a given year with respect to Reserved MIP Awards that became vested in the prior calendar year to the extent vested within 30 days after each year end during the vesting period.

In the event of the termination of a participant’s employment for cause, all MIP Awards not previously settled, shall terminate and be forfeited. In the event of the termination of a participant’s employment by a participant without Good Reason all unvested MIP Awards shall terminate and vested MIP Awards shall be settled in accordance with the applicable settlement provisions.

Adjustments in Capitalization

In general, in the event of (1) any dividend (other than regular cash dividends) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, or other similar corporate transaction or event (including, without limitation, a “change in control” (as defined in the 2018 Plan)) that affects the shares of the Company’s Common Stock, (2) unusual or nonrecurring events (including, without limitation, a “change in control”) affecting the Company, any of the Company’s subsidiaries, or the Company’s or any of the Company’s subsidiaries’ financial statements, or (3) changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, necessary or appropriate equitable adjustments (as determined by the Compensation Committee) will be made, including to the number of shares of the Company’s Common Stock or other of the Company’s securities (or number and kind of other securities or other property) that may be delivered in respect of awards or with respect to which awards may be granted under the 2018 Plan or any other limit applicable under the 2018 Plan with respect to the number of awards which may be granted under the 2018 Plan, and the terms of any outstanding award, including the number of shares of Common Stock or other of the Company’s securities (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, the exercise or strike price with respect to any award or any applicable performance measures. In addition, the Compensation Committee may provide for a substitution or assumption of awards, the acceleration of the exercisability of, lapse of restrictions on, or termination of, awards or provide for a period of time for exercise prior to the occurrence of such event or cancel any award and cause a payment (in cash, shares of Common Stock, other securities, other property or any combination thereof) to be made to the award holders equal to the value of such awards, if any, as determined by the Compensation Committee.

Change in Control

In the event of a “change in control,” the Compensation Committee may (1) provide that all options and SARs will become immediately exercisable as of a time prior to the “change in control,” (2) provide that any restricted period imposed upon awards will expire as of a time prior to the “change in control,” (3) provide that any performance periods in effect on the date of the “change in control” shall end, the extent to which performance goals have been met with respect to each such performance period will be determined, and participants will receive payment of awards for such performance periods, based upon the determination of the degree of attainment of the performance goals, the assumption that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee, and (4) cause any deferred awards to be settled as soon as practicable.

Section 409A

The 2018 Plan and the awards that may be granted thereunder are intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be administered, construed and interpreted in accordance with such intent; provided, that, neither the Company, any affiliates, the Board of Directors of the Company, the Compensation Committee nor any other party guarantees such compliance or exemption and no such party shall have any liability to any participant if an award intended to comply with or be exempt from Section 409A of the Code does not comply or is not exempt from Section 409A of the Code as intended.

Transferability

Awards will generally not be transferable, but all awards will be transferable upon the participant’s death by will or the laws of descent and distribution. The Compensation Committee may permit awards, other than incentive stock options, to be transferred to the participant’s family members, a trust solely for the benefit of the participant or his or her family members, a partnership or limited liability company whose only partners or stockholders are the participant or his or her family members, or any other transferee as may be approved by the Board of Directors of the Company or the Compensation Committee. Designating a beneficiary will not be considered a transfer.

Clawback/Repayment

All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by the Board of Directors of the Company or the Compensation Committee and as in effect from time to time, and (2) applicable law.

Award Agreements

The terms and conditions of awards under the 2018 Plan will be outlined in a written award agreement between the Company and the participant.

Effect on the 2016 Plan

No further awards will be made under the Company’s 2016 Amended & Restated Long Term Incentive Plan (the “2016 Plan”) upon the effectiveness of the 2018 Plan, and the remaining shares available for future awards under the 2016 Plan will be cancelled. Awards already granted under the 2016 Plan shall continue to be administered under the 2016 Plan until such time as those awards are exercised, expired or become unexercisable for any reason.

Other than as set forth above, it is not presently possible to determine the benefits or amounts that will be received by the Company’s named executive officers or its other employees pursuant to the 2018 Plan in the future, nor is it possible to determine the dollar value of the awards.

The summary of the 2018 Plan set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the text of the 2018 Plan, a form of which is being filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Series A Certificate of Designations and Series B Certificate of Designations set forth above under Item 3.02 is incorporated herein by reference. The summary of the Series A Certificate of Designations and Series B Certificate of Designations are summaries only and are qualified in their entirety by the complete text of the Series A Certificate of Designations and Series B Certificate of Designations, copies of which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference into this Item 5.03.

The Company has filed with the Secretary of State of the State of Delaware the Series A Certificate of Designations to designate 35,000 shares of its preferred stock as the 8.0% Cumulative Perpetual Series A Preferred Stock, effective January 29, 2018. The Company has filed with the Secretary of State of the State of Delaware the Series B Certificate of Designations to designate 945,000 shares of its preferred stock as the Mandatorily Convertible Series B Preferred Stock, effective January 29, 2018

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 26, 2018, the Consenting Stockholders adopted resolutions by written consent, in lieu of a meeting of stockholders, to (1) amend the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to increase the amount of authorized shares of Common Stock from 55,000,000 to 200,000,000 (the “Share Increase”), (2) authorize the issuance of a number of shares of Common Stock in an amount up to 92.76% of the currently outstanding shares of Common Stock, on a fully diluted basis as of the closing of the Exchange Offer (approximately 131,292,475 shares) on January 29, 2018 to eligible holders of the Existing Notes and eligible holders of the Stub Notes who tendered their Existing Notes and Stub Notes in the Exchange Offer (the “Share Issuance”), (3) amend the Company’s Charter to include each of Whitebox Advisors LLC, BlueMountain Capital Management, LLC, and Highbridge Capital Management, LLC as a Principal Stockholder (as defined in the Charter) and provide that each Principal Stockholder shall have the right to designate one director nominee for the Board of Directors of the Company for so long as such Principal Stockholder holds more than 9% of the Company’s outstanding Common Stock (the “Principal Stockholder Provision”), (4) amend the Company’s Second Amended and Restated By-Laws (the “Bylaws”) to include each of Whitebox Advisors LLC, BlueMountain Capital Management, LLC, and Highbridge Capital Management, LLC as a Principal Stockholder (as defined in the Bylaws) and update instances in the Bylaws that required a Principal Stockholder to own 10% of the Company’s outstanding Common Stock to now require a Principal Stockholder to own 9% of the Company’s outstanding Common Stock (the “Bylaws Update”) and (5) approve the 2018 Plan.

The amendment to the Charter reflecting the Share Increase and Principal Stockholder Provision (the “Charter Amendment”), the amendment to the Bylaws reflecting the Bylaws Update (the “Bylaws Amendment”), the Share Issuance and the 2018 Plan were approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law and Section 2.12 of the Bylaws, which permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of stock required to approve the action. All necessary corporate approvals in connection with the adoption of the Charter Amendment, the Bylaws Amendment, the Share Issuance and the 2018 Plan have been obtained.

Pursuant to rules adopted by the Commission, an Information Statement on Schedule 14C has been filed with the Commission and will be sent to stockholders who did not execute the written consent approving the Charter Amendment, the Bylaws Amendment and the 2018 Plan. The Bylaws Amendment and the 2018 Plan will become effective twenty calendar days following the date that the definitive Information Statement is sent, and the Charter Amendment will be filed and become effective twenty calendar days following the date that the definitive Information Statement is sent, or as soon thereafter as is reasonably practicable.

The 2018 Plan is described under Item 5.02 and a description of the Charter Amendment and the Bylaws Amendment will be filed on a subsequent Current Report on Form 8-K, upon their effectiveness.

Item 8.01.	Other Events.

On January 30, 2018, the Company issued a press release announcing the closing of the Exchange Offer. The press release is included as Exhibit 99.1 hereto.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to the Company’s financial condition, results of operations, cash flows and business, and expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from the Company’s expectations are discussed below. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

You should refer to the Company’s periodic and current reports filed with the SEC and the risk factors from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 for specific risks which would cause actual results to be significantly different from those expressed or implied by any of the Company’s forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this report are cautioned not to place undue reliance on the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of 8.0% Cumulative Perpetual Series A Preferred Stock.

3.2	Certificate of Designations of Mandatorily Convertible Series B Preferred Stock.

4.1	First Supplemental Indenture, dated January 26, 2018, to Indenture, dated July 27, 2016, by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee and noteholder collateral agent.

10.1	Registration Rights Agreement, dated January 29, 2018, by and among the Company and the holders named therein.

10.2	Warrant Agreement, dated as of January 29, 2018 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent.

10.3	Amendment No. 1, dated January 26, 2018, to Security Agreement, dated July 27, 2016, by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as noteholder collateral agent.

10.4	Form of Employment Agreement Amendment.

10.5	Form of SAExploration Holdings, Inc. 2018 Long Term Incentive Plan, adopted by the Board of Directors on January 26, 2018.

99.1	Press Release dated January 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAExploration Holdings, Inc.

Date: February 1, 2018	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary